Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: (937) 224-5940

DPL ANNOUNCES TIMING OF FOURTH QUARTER EARNINGS RELEASE, WEBCAST
CONFERENCE CALL

DAYTON, Ohio, February 7, 2005 – DPL Inc. (NYSE: DPL) will announce its fourth quarter and year end 2004 earnings on Wednesday, February 16, 2005, after the market closes.

In conjunction with the earnings release, DPL will conduct a webcast conference call with financial analysts on Thursday, February 17, 2005 at 8:30 a.m. Eastern Time.  DPL executive management will present an overview of financial results followed by a question and answer session.

Interested parties, including investors and the media, can access the call real-time on the DPL website at www.dplinc.com.  Please go to the site at least fifteen minutes prior to the start of the event to register, download and install any necessary software.  A replay of the call will be archived on the site in the investor relations section.

About DPL

DPL Inc. is a diversified regional energy company.  DPL’s principal subsidiaries include The Dayton Power & Light Company (DP&L) and DPL Energy.  DP&L provides electric services to over 500,000 retail customers in West Central Ohio.  DPL Energy markets over 4,400 megawatts of generation capacity throughout the eastern United States.  DPL Inc., through its subsidiaries, ranks among the top energy companies in generation efficiency and productivity.  Further information on DPL Inc. can be found at www.dplinc.com.

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Matters presented which relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements.  Forward-looking statements are based on management’s beliefs, assumptions and expectation of the Company’s future economic performance, taking into account the information currently available to management.  These statements are not statements of historical fact.  Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to many factors beyond DPL’s control.

Forward-looking statements speak only as of the date of the document in which they are made.  We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

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